UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________

Date of Report (Date of earliest event reported) May 10, 2016:

BALDWIN & LYONS, INC.
___________________________________________________________________________

(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Blvd., Carmel, Indiana	46032
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                       (317) 636-9800
                                                                                      _______________________________________________

Not applicable
                                                                                                                                                                      __________________________________________________________________________________________

 (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a) The annual meeting of shareholders of the Company was held on May 10, 2016.

(b)	The shareholders elected all of the Company's nominees for director and ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation. The shareholders approved all of the shareholder proposals, which are listed below.

Proposal 1 – Election of Directors:

	Shares For	Shares Against	Shares Abstain
Stuart D. Bilton	1,918,427	4,137	300
Jeffrey S. Cohen	1,918,562	4,302	-
Joseph J. DeVito	1,771,321	21,722	129,821
Otto N. Frenzel IV	1,918,300	4,437	127
Gary W. Miller	1,760,698	32,347	129,819
Philip V. Moyles, Jr.	1,758,402	34,643	129,819
John M. O'Mara	1,918,064	4,800	-
Thomas H. Patrick	1,760,956	31,914	129,994
John A. Pigott	1,917,800	4,939	125
Kenneth D. Sacks	1,917,980	4,709	175
Nathan Shapiro	1,770,196	22,847	129,821
Norton Shapiro	1,770,198	22,847	129,819
Robert Shapiro	1,770,698	22,347	129,819
Steven A. Shapiro	1,770,698	22,347	129,819
Arshad R. Zakaria	1,771,123	21,922	129,819

Proposal 2 – Ratification of Ernst & Young LLP as Independent Auditors for the year 2016:

For	1,919,038
Against	3,826
Abstain	-

Proposal 3 – Advisory approval of executive compensation:

For	1,735,756
Against	162,041
Abstain	25,067

Proposal 4 – Advisory approval of amendment to the Articles of Incorporation:

Subproposal 1 – Director removal

For	1,878,791
Against	15,422
Abstain	28,651

Subproposal 2 – Other changes

For	1,893,157
Against	4,340
Abstain	25,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 10, 2016                                                                   By: /s/ Joseph J. DeVito
                                                                                                Joseph J. DeVito, CEO and President